Exhibit 99.2

Divestiture of Non-OEM Training Services Business April 19th, 2018 Bradley H. Feldmann Chairman, President and Chief Executive Officer Anshooman Aga Executive Vice President and Chief Financial Officer

2 Forward Looking Statements and Non-GAAP Financial Measures This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or our future financial and/or operating performance are not historical and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. These statements involve estimates, assumptions and uncertainties, including those discussed in “Risk Factors” in the Company’s annual report on Form 10-K for the year ended September 30, 2017, and throughout this presentation that could cause actual results to differ materially from those expressed in these statements. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements This presentation also includes non-GAAP financial measures as that term is defined in Regulation G. Non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures can be found in the Appendix to this presentation.

3 Sale of Non-OEM Training Services Business Advances Cubic’s Strategy Further sharpens Cubic’s focus on providing market-leading, innovative technologies that create superior value for our customers Enables Cubic to better concentrate resources on markets with strong growth and high margins Increases financial flexibility to pursue profitable growth opportunities

4 Transaction Overview Terms $135 million cash at close plus $3 million additional contingent consideration tied to certain contract wins over the next 12 to 24 months Expect 30 to 60 days to close; customary closing conditions and regulatory approvals Other Expected non-cash charge of approximately $7 million* within discontinued operations (2Q18) On March 31, 2018 the assets and liabilities of CGD Services will be considered held for sale Results reported within discontinued ops for fiscal 2Q18 Buyer Valiant Integrated Services – Corporate HQ: McLean, VA Global services and solutions business with presence in 20 countries Strong platform to build scale and compete in a rapidly consolidating defense services industry * Expected loss on sale based on the estimated excess of the carrying value of CGD Services over the consideration to be received. Upon the close of the sale, the non-cash charge will be adjusted based upon a final analysis of the carrying amount of the assets and liabilities at the date of the sale, including the finalization of an assessment of the deferred tax assets and liabilities of the discontinued operations

5 2017 pro forma 2018 Prior Guidance (with Services) 2018 Updated Guidance (w/o Services) Sales $1.108B $1.510B - $1.560B $1.135B - $1.185B Adj. EBITDA $87.5M $110M - $135M $90M - $116M 2018 FY Guidance Reflecting CGD Services Divestiture constant currency No change to guidance (adjusted for transaction) Pro forma expected sales growth of ~5% and Adjusted EBITDA growth of ~18% (at midpoint) CGD Services 2018 forecast assumption: Revenue: $375 million Adj. EBITDA: $11-12 million (including corp. overhead allocation) Corporate overhead: $8 million

Q&A

7 GAAP to Non-GAAP Reconciliation Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA In Millions Cubic As Reported CGD Services Cost overhang Cubic Pro forma Twelve Months Ended Sep 30, 2017 Net income (loss) attributable to Cubic (11.2) $ (9.1) $ (11.1) $ (31.4) $ Provision for income taxes 15.1 2.4 2.9 20.3 Interest expense (income), net 14.0 - 14.0 Other non-operating (expense) income, net (0.4) - (0.4) Operating Income 17.5 $ (6.7) $ (8.2) $ 2.6 $ Depreciation and amortization 51.1 (3.0) 48.1 Other non-operating expense (income), net 0.4 - 0.4 EBITDA 69.0 $ (9.7) $ (8.2) $ 51.1 $ Acquisition related expenses, excluding amortization (0.3) - (0.3) ERP/Supply Chain Initiatives 34.4 - 34.4 Restructuring costs 2.5 (0.2) 2.3 Gain/Loss on sale of fixed assets 0.4 - 0.4 Other non-operating (expense) income, net (0.4) - (0.4) Adjusted EBITDA 105.6 $ (9.9) $ (8.2) $ 87.5 $